SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by Registrant (x)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

(X) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         MANCHESTER EQUIPMENT CO., INC.
               -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  (x)   No fee required.

  ( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filings for which the offsetting fee was paid previously. Identify previous filing by registration number, or the form or schedule and the date of its filing.

                         MANCHESTER EQUIPMENT CO., INC.
                                 160 Oser Avenue
                            Hauppauge, New York 11788
                                 (516) 434-8700


                    NOTICE OF  ANNUAL  MEETING  OF  SHAREHOLDERS
                         To Be Held on January 19, 2000


To   the Shareholders of MANCHESTER EQUIPMENT CO., INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Manchester Equipment Co., Inc. (the "Company") will be held at the Smithtown Sheraton, 110 Motor Parkway, Smithtown, New York, on Wednesday, January 19, 2000 at 10:00 a.m., local time, to consider and act upon the following proposals:


     1. To elect six (6) Directors to serve until the 2001 Annual Meeting of Shareholders.

     2. To ratify the reappointment of KPMG LLP as independent auditors of the Company for the year ending July 31, 2000.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of the Company's Common Stock at the close of business on December 6, 1999, the Record Date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting.

                                           By Order of the Board of Directors,

                                           Joel G. Stemple
                                           Secretary

Hauppauge, New York
December 7, 1999


           SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING
          ARE REQUESTED TO DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED
                 PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                         Manchester Equipment Co., Inc.
                                 160 Oser Avenue
                            Hauppauge, New York 11788
                                 (516) 434-8700


                                 PROXY STATEMENT


                         Annual Meeting of Shareholders
                         To Be Held On January 19, 2000


                                  INTRODUCTION
General

         This Proxy Statement is being furnished to holders of Common Stock, par value $.01 per share (the "Common Stock"), of Manchester Equipment Co., Inc., a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at its Annual Meeting of Shareholders to be held on Wednesday, January 19, 2000, at the Smithtown Sheraton, 110 Motor Parkway, Smithtown, New York, at 10:00 a.m., local time, and any and all adjournments or postponements thereof (the "Annual Meeting"). The cost of the solicitation will be borne by the Company. This Proxy Statement and the enclosed proxy card were first mailed to the Company's shareholders on or about December 10, 1999. The Company's 1999 Annual Report, a copy of which is also enclosed herewith, contains the Company's financial statements for its fiscal year ended July 31, 1999.

Matters to be Considered at the Annual Meeting

         At the Annual Meeting, the shareholders will be asked to consider and vote upon the following proposals:

     1. To elect six (6) Directors to serve until the 2000 Annual Meeting of Shareholders.

     2. To ratify the reappointment of KPMG LLP as independent auditors of the Company for the year ending July 31, 2000.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Voting at the Annual Meeting

         Only holders of record of Common Stock at the close of business on December 6, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting, each such holder of record being entitled to one vote per share of Common Stock on each matter to be considered at the Annual Meeting. On the Record Date, there were 8,041,800 shares of Common Stock issued and outstanding.

         The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting (4,020,901 shares of the 8,041,800 shares outstanding) is necessary to constitute a quorum at the Annual Meeting. If a quorum is present, the plurality vote of the total votes cast by the holders of Common Stock is required to elect the six (6) Directors. The ratification of the reappointment of KPMG LLP as independent auditors of the Company for the year ending July 31, 2000 will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

         If the enclosed proxy card is properly executed and returned to the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Shares represented by proxies which are marked "WITHHOLD AUTHORITY" to vote for (i) all six (6) nominees, or (ii) any individual nominee(s) for election as directors and are not otherwise marked "FOR" the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies which are marked "ABSTAIN"on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, the shares will be voted FOR all the proposals set forth in the Notice of Annual Meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will not be included in the totals.

         At any time prior to its exercise, a proxy may be revoked by the holder of the Common Stock granting it by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.

         Proxies may be solicited on behalf of the Board by mail, telephone, telecopy or in person and solicitation costs will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and, upon request, will be reimbursed by the Company for their reasonable expenses.

Voting by the Company's Principal Shareholder

         Barry R. Steinberg is the Company's largest shareholder, beneficially owning 58.3% of the Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." The Company understands that Mr. Steinberg intends to vote all shares of Common Stock beneficially owned by him at the Annual Meeting, or any adjournment or postponement thereof, for the election of the persons nominated as directors and for the ratification of the reappointment of the independent accountants. Mr. Steinberg beneficially owns, without acquiring any additional shares of Common Stock, shares of Common Stock in an amount sufficient to permit him to control the outcome of any shareholder vote on these matters.

Table of Contents
                                                                         Page

Security Ownership of Certain Beneficial
  Owners and Management..................................................  4

Election of Directors....................................................  4

Executive Compensation...................................................  7

Report of the Board of Directors and the Compensation Committee
  on Executive Compensation.............................................. 10

Stock Performance Graph.................................................. 12

Compensation Committee Interlocks and Insider Participation.............. 13

Certain Relationships and Related Transactions........................... 13

Section 16(a) Beneficial Ownership Reporting Compliance.................. 14

Ratification of Reappointment of Independent Auditors.................... 14

Other Business........................................................... 15

Shareholder Proposals.................................................... 15

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of the Record Date, information with respect to the beneficial ownership of the Common Stock by (i) each person who is known to the Company to beneficially own five percent or more of the outstanding Common Stock, together with their respective addresses, (ii) each director and nominee for election as director, (iii) each executive officer named in the Summary Compensation Table under "Executive Compensation" on page 7 of this Proxy Statement and (iv) all executive officers and directors of the Company as a group.

                                                Shares             Percent of
                                                Beneficially      Outstanding
      Name and Address                          Owned (1)        Shares Owned
      ----------------                          ---------        ------------
      Barry R. Steinberg (2)(3)                   4,690,201          57.9%
      Joel G. Stemple (2)                           626,263           7.7
      Joseph Looney (4)                              29,700           *
      Joel Rothlein (5)                              41,500           *
      Bert Rudofsky (6)                               5,000           *
      Michael E. Russell (6)                          5,000           *
      Julian Sandler (7)                             13,500           *
      All executive officers and directors
          as a group (7 persons) (8)              5,411,164          66.8%

* Less than 1%

(1) For purposes of determining the aggregate amount and percentage of shares deemed beneficially owned by directors and executive officers of the Company individually and by all directors, nominees and executive officers as a group, (i) exercise of all currently exercisable options listed in the footnotes hereto is assumed; and (ii) options that may be exercised within 60 days from the Record Date are deemed to be currently exercisable. For such purposes, 8,099,300 shares of Common Stock are deemed to be outstanding.

(2)   Address is 160 Oser Avenue, Hauppauge, New York 11788.

(3) Excludes 59,500 shares owned by Ilene Steinberg and 59,000 shares owned by Sheryl Steinberg, daughters of Mr. Steinberg, which shares were purchased with the proceeds of a loan from Mr. Steinberg. As reported on Schedule 13D filed on March 24, 1997, as amended, Mr. Steinberg, Ilene Steinberg, and Sheryl Steinberg each disclaim beneficial ownership of the common stock owned by the others.

(4) Includes currently exercisable options to acquire 15,000 shares of Common Stock, and options to acquire 10,000 shares of Common Stock exercisable within 60 days from the Record Date.
(5) Consists of currently exercisable options to acquire 10,000 shares of Common Stock and 31,500 shares held by the Kressel Rothlein & Roth Profit Sharing Plan. Mr. Rothlein disclaims beneficial ownership of the Common Stock owned by the Kressel Rothlein & Roth Profit Sharing Plan, except to the extent of his beneficial interest in such plan.
(6) Includes currently exercisable options to acquire 5,000 shares of Common Stock.
(7) Includes currently exercisable options to acquire 12,500 shares of Common Stock.
(8)   See notes 1 through 7 above.

                              ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation of the Company provides that the Board of Directors shall consist of such number of members, with a minimum of three and a maximum of fifteen, as the Board of Directors determines from time to time. The six (6) persons listed below are currently directors of the Company and have been selected by the Board of Directors as nominees for election as directors at the Annual Meeting. Each director elected at this Meeting will hold office until the next Annual Meeting or until his successor is elected or appointed, unless his office is earlier vacated by resignation or other cause. Directors whose terms expire are eligible for renomination.

     Unless otherwise specifically directed by shareholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting FOR the election of the six (6) nominees named below, all of whom are currently directors of the Company. In the event any nominee should become unavailable for election for any presently unforeseen reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors. If a quorum is present, a plurality vote of the total votes cast by the holders of Common Stock is required to elect the six (6) Directors.

     The Board of Directors recommends that shareholders vote FOR the election of the nominees named below (Proposal No. 1 on the Proxy Card).

     Each nominee's name, age, the year first elected as a director, office with the Company, and certain biographical information are set forth below:

                                                       Year First
        Name                            Age     Served as a Director        Position with the Company

     Barry R. Steinberg (1)             58              1973                Chairman of the Board,  President,
                                                                            Chief Executive Officer and Director
     Joel G. Stemple (1)                58              1982                Executive Vice President,
                                                                            Secretary and Director
     Joel Rothlein (1)(2)               70              1996                Director
     Bert Rudofsky (2)(3)               66              1998                Director
     Michael E. Russell (3)             53              1998                Director
     Julian Sandler (2)(3)              55              1996                Director

(1)  Member of the Executive Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee.

     Barry R. Steinberg, the founder of the Company, has served as its Chairman of the Board, President and Chief Executive Officer and as a director since Manchester's formation in 1973. Mr. Steinberg previously served as a systems analyst for Sleepwater, Inc. and Henry Glass and Co.

     Joel G. Stemple has served as Executive Vice President since September 1996 and as Vice President and as a director since August 1982. Mr. Stemple previously performed consulting services for the Company and, from 1966 to 1982, served as Assistant and Associate Professor of Mathematics at Queens College, City University of New York.

     Joel Rothlein, Esq. has been a director of the Company since October 1996. Mr. Rothlein is a partner in the law firm of Kressel Rothlein & Roth, Esqs., Massapequa, New York, where he has practiced law since 1955. Kressel Rothlein & Roth, Esqs. and its predecessor firms have acted as outside general counsel to the Company since the Company's inception.

     Bert Rudofsky became a director on July 15, 1998. Mr. Rudofsky is the founder and president of Bert Rudofsky and Associates, a management consulting firm specializing in the computer industry. Mr. Rudofsky was a founder of MTI Systems Corp., a leading edge, technical, value-added distribution company specializing in computer and data communications products. Mr. Rudofsky was CEO of MTI from 1968 until MTI was sold in 1990.

     Michael E. Russell became a director on July 15, 1998. Mr. Russell is presently a senior vice president at Prudential Securities Incorporated and has held several distinguished positions as a member of the business community, as a member of the New York State Metropolitan Transportation Authority (1987-1989), as commissioner of the New York State Commission on Cable Television (1989-1991) and as Special Assistant to the New York State Senate Majority Leader (1991-1994).

     Julian Sandler became a director on December 2, 1996. Mr. Sandler is Chief Executive Officer of Rent-a-PC, Inc., a full-service provider of short-term computer rentals, which Mr. Sandler founded in 1984. Mr. Sandler is also the founder and was the President from 1974 to 1993 of Brookvale Associates, a national organization specializing in the remarketing of hardware manufactured by Digital Equipment Corporation. Mr. Sandler also co-founded and from 1970 to 1973 was Vice President of Periphonics Corporation, a developer and manufacturer of voice response systems.

Meetings and Committees

     During the fiscal year ended July 31, 1999 there were four regular meetings and one special meeting of the Board of Directors. Except as set forth in the following sentence, during fiscal 1999, all directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of meetings of all committees of the Board on which they served. During fiscal 1999, Bert Rudofsky attended all of the meetings of the Board of Directors and three of the ten meetings of the Compensation Committee. On two occasions in fiscal 1999 the Board took action by unanimous written consent without a meeting.

     The Board of Directors has standing executive, audit, and compensation committees, as described below. The Company does not have a standing nominating committee.

     Executive Committee. The Executive Committee consists of Barry R. Steinberg, Joel G. Stemple and Joel Rothlein. The function of the Executive Committee is to exercise the authority of the Board of Directors in the management of the Company between meetings of the Board, subject to the provisions of the Company's By-Laws. The Executive Committee did not meet during fiscal 1999.

     Audit Committee. The Audit Committee consists of Bert Rudofsky, Chairman, Michael Russell and Julian Sandler. The Audit Committee reviews the Company's internal accounting practices and the scope of the work performed by the Company's independent accountants. The Audit Committee met twice during fiscal 1999.

     Compensation Committee. The Compensation Committee consists of Joel Rothlein, Bert Rudofsky and Julian Sandler. The Committee establishes compensation policies and determines compensation for the executive officers of the Corporation. The Board itself administers the Company's Amended and Restated 1996 Incentive and Non-Incentive Stock Option Plan (provided that effective July 15, 1998, option grants to Messrs. Steinberg and Stemple must first be recommended by the Compensation Committee). The Compensation Committee met ten times during fiscal 1999.

Executive Officers

     The Company has three executive officers elected on an annual basis to serve at the pleasure of the Board of Directors:

           Name                    Position with the Company
           ----                    -------------------------
     Barry R. Steinberg      Chairman of the Board, President,
                              Chief Executive Officer
     Joel G. Stemple         Executive Vice President and Secretary
     Joseph Looney           Chief Financial Officer and Assistant Secretary

        Biographical information regarding Messrs. Steinberg and Stemple is set forth above under the caption "Directors." Biographical information with respect to Mr. Looney is set forth below:

        Joseph Looney, age 42, has served as the Company's Chief Financial Officer since May 1996 and as its Assistant Secretary since April 15, 1999. Prior to joining the Company, from 1984 to 1996, Mr. Looney served in various positions with KPMG LLP, including Senior Audit Manager at the end of his tenure with such firm. Mr. Looney is a Certified Public Accountant, a member of the AICPA, the New York State Society of Certified Public Accountants and the Institute of Internal Auditors.

                             EXECUTIVE COMPENSATION

        The following table sets forth a summary of the compensation paid or accrued by the Company during the fiscal years ended July 31, 1999, 1998 and 1997 to the Company's Chief Executive Officer and the other executive officers whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                            Annual Compensation            Compensation
                                            -------------------            ------------

                                                                           Common Stock
Name and                                                   Other Annual     Underlying          All Other
Principal Position     Year      Salary         Bonus    Compensation(1)      Options         Compensation
----------------------------------------------------------------------------------------------------------------

Barry R. Steinberg..... 1999         $650,000            -   $23,806(2)           -                  -
President and CEO       1998         $550,000            -   $37,031(2)           -                  -
                        1997         $550,000            -   $59,210(2)           -                  -

Joel G. Stemple........ 1999         $450,000            -   $13,881(3)           -                  -
Executive VP and        1998         $450,000            -   $22,194(3)           -                  -
Secretary               1997         $450,000            -   $33,050(3)           -                  -

Joseph Looney.......... 1999         $200,000      $15,000   $15,061(4)           -                  -
Chief Financial         1998         $140,394      $40,000   $13,677(4)       70,000(5)              -
Officer and Ass't Sec'y 1997         $125,489      $47,500     $7,610         70,000(5)              -

---------------
(1) Includes employer matching contributions to the Company's defined contribution plan of $4,800, $4,800, and $4,960 in fiscal 1999, $4,950,
      $4,800,  and $3,477 in fiscal  1998,  and  $6,252,  $6,675,  and $2,510 in fiscal 1997, for Messrs. Steinberg, Stemple and Looney, respectively.
(2)   Includes $15,399 in 1999,  $32,081 in 1998 and $50,000 in 1997 of premiums paid by the Company for a whole life insurance policy in Mr. Steinberg's name having a face value of $2,600,000 and under which his daughters, on the one hand, and the Company, on the other hand, are beneficiaries and share equally in the death benefits.
(3)   Includes  $7,606 in 1999,  $17,394 in 1998 and $25,000 in 1997 of premiums paid by the Company for a whole life insurance policy in Mr. Stemple's name having a face value of $1,300,000 and under which his spouse and the Company are beneficiaries and are entitled to $600,000 and $700,000, respectively, of the death benefits.
(4) Includes $5,000 in each of 1999 and 1998 of premiums paid by the Company for a whole life insurance policy in Mr. Looney's name having a face value of $345,000 and under which his spouse and the Company are beneficiaries and are entitled to $100,000 and $245,000, respectively, of the death benefits.
(5) The grant of 70,000 options during fiscal 1998 represents a repricing of the 70,000 options granted to Mr. Looney during fiscal 1997.

         No restricted stock awards, stock appreciation rights or long-term incentive plan awards (all as defined in the proxy regulations promulgated by the Securities and Exchange Commission) were awarded to, earned by, or paid to the Named Executive Officers during the fiscal year ended July 31, 1999.

Option/SAR Grants Table

         No stock options were granted to the Named Executive Officers during the fiscal year ended July 31, 1999. No stock appreciation rights have been granted by the Company.

Aggregated Options/SAR Exercises and Fiscal Year-end Options/SAR Value Table

         No stock options were exercised by the Named Executive Officers during the fiscal year ended July 31, 1999, and no stock appreciation rights have been granted by the Company. The following table sets forth the number of exercisable and unexercisable options granted to the Named Executive Officers as of July 31, 1999, none of which were in-the-money at such date.

                              Number of Securities
                             Underlying Unexercised
                                   Options at
                                  July 31, 1999
         Name               Exercisable/Unexercisable
         ----               -------------------------

Joseph Looney                     15,000/55,000


Compensation of Directors

          On July 15, 1998, the Board adopted the following program with respect to non-employee director compensation (directors who are employees of the Company receive no fees for their services as a Director or as a committee member):

     a) Commencing August 1, 1998, each such director will be paid a fixed annual stipend of $5,000, payable in four quarterly installments.

     b) Commencing with the meeting of July 15, 1998, each such director will receive a fee of $1,500 per Board meeting attended.

     c) Commencing August 1, 1998, each such director will receive a fee of $500 for each committee meeting attended, and the Chairman of each committee will be paid a fixed annual stipend of $1,000, payable in four quarterly installments.

     d) Commencing August 1, 1998, and on each August 1 thereafter, each such director who has served on the Board since the preceding August 1 will be granted non-incentive options under the Plan to purchase 5,000 shares at an exercise price equal to the fair market value of the Common Stock on the date of such grant. Such options will be for a term of five years and will be exercisable immediately upon such grant.

          On August 1, 1998, pursuant to and in accordance with the directors compensation program described above, the Board of Directors granted to each of Joel Rothlein and Julian Sandler, who are non-employee directors, non-incentive options under the Plan to purchase 5,000 shares at an exercise price of $3.25 per share (the fair market value of the Common Stock on August 1, 1998). On August 1, 1999, pursuant to and in accordance with the directors compensation program described above, the Board of Directors granted to each of Joel
Rothlein, Bert Rudofsky, Michael E. Russell and Julian Sandler, who are non-employee directors, non-incentive options under the Plan to purchase 5,000 shares at an exercise price of $2.75 per share (the fair market value of the Common Stock on August 1, 1999).

         On October 19, 1998, the Board of Directors appointed a Special Committee ("Special Committee") consisting of Bert Rudofsky, Michael Russell and Julian Sandler to explore possible strategies and methods of enhancing shareholder value. As compensation for their work on the Special Committee through December 31, 1999, each member of the Committee was paid $10,000 on February 1, 1999 and $10,000 on August 1, 1999.

Employment   Contracts,   Termination   of  Employment   and   Change-in-Control
Arrangements

          In connection with the Company's initial public offering, Barry R. Steinberg entered into an employment agreement with the Company, pursuant to which he agreed that his annual base salary for services rendered to the Company in his positions as President and Chief Executive Officer would be $550,000 in each of the fiscal years ending July 31, 1997 and 1998. Mr. Steinberg agreed that he would not be eligible to receive any bonus in fiscal 1997 and that any bonus payable for fiscal 1998 would require the approval of a majority of the independent directors of the Company. No bonus was paid to Mr. Steinberg with respect to fiscal 1997, 1998 or 1999. The Company has made available, and continues to make available to him, the car allowance and deferred compensation benefits that he has historically received. Mr. Steinberg is also eligible to participate in other benefits that the Company makes generally available to its employees, such as medical and other insurance, and Mr. Steinberg is eligible to participate under the Company's stock option plan. In the event Mr. Steinberg's employment with the Company were terminated, he would not be precluded from competing with the Company.

          In addition, in connection with the Company's initial public offering, the Company entered into an employment agreement with Joel G. Stemple, the Company's Executive Vice President and Secretary, under which Mr. Stemple agreed to accept a base salary of $450,000 in each of the fiscal years ending July 31, 1997 and 1998. Under the employment agreement, Mr. Stemple was not eligible to receive any bonus in fiscal 1997 and any bonus payable to Mr. Stemple for fiscal 1998 required approval by a majority of the independent directors of the Company. No bonus was paid to Mr. Stemple with respect to fiscal 1997, 1998 or 1999. Under the employment agreement, the Company provides Mr. Stemple with an automobile and certain deferred compensation benefits and provides Mr. Stemple with medical and other benefits generally offered by the Company to its employees. Mr. Stemple also is eligible to participate in the Company's stock option plan. The employment agreement is terminable by either party on 90 days' prior notice. In the event the Company so terminates Mr. Stemple's employment, or the Company elects not to renew his employment agreement, he is entitled to severance equal to 12 months of his then current base salary. This severance will be payable in accordance with the Company's customary payroll practices. Under the employment agreement, if Mr. Stemple terminates his employment, or the Company terminates his employment for cause, Mr. Stemple is prohibited, for a two-year period from such termination, from competing with the Company in the eastern half of the United States.

          Mr. Looney is employed at will.

         REPORT OF THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

          The following is provided to shareholders by the Board of Directors and by the Compensation Committee of the Board:

Introduction

         The Board of Directors and the Compensation Committee are responsible for the administration of the Company's compensation programs. These programs include base salary and cash bonuses for executive officers, which are determined by the Compensation Committee, and long-term incentive compensation programs, which are administered by the Board of Directors (provided that grants of stock options to either Mr. Steinberg or Mr. Stemple must first be recommended by the Compensation Committee). Although the Compensation Committee may implement an annual incentive plan in the future, the Company does not currently offer any such plan.

Compensation Philosophy

         The primary goal of the Company is to align compensation with the Company's business objectives and performance. In addition, the Company aims to attract, retain, and reward executive officers and other key employees who contribute to the long-term shareholder value with a total compensation package that the Company considers to be competitive yet reasonable. To establish the relationship between executive compensation and the creation of shareholder value, the Board and the Compensation Committee utilize a compensation package comprised of base salary, cash bonuses and stock option awards. Through stock option awards for executives and other key employees, the Company attempts to ensure that individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners and not just as employees.

Compensation Program

         The Company's executive compensation program has three major components, each of which are intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Board and the Compensation Committee consider these components of compensation individually, as well as collectively, in determining total compensation for executive officers. In making compensation determinations, the Board and the Compensation Committee have not historically attributed specific values or weights to any particular performance factors, and have made their decisions primarily on a subjective basis. The particular elements of the compensation program for executive officers are explained below:

         1. Base salary. The base salaries of the Company's Named Executive Officers for fiscal 1999 were established by the Compensation Committee on October 19, 1998, based primarily on the contributions made by such officers during fiscal 1998 and expected future contributions. In reviewing the
individual   performance  of  the  Company's   Chief  Financial   Officer,   the
Compensation Committee met with, and took into account the views of, the Company's Chief Executive Officer and its Executive Vice President.

         2. Annual incentive compensation. For fiscal 1999, the Compensation Committee determined not to pay any cash bonuses to the Company's Chief Executive Officer and its Executive Vice President, and awarded a discretionary bonus of $15,000 to the Company's Chief Financial Officer. In the case of the Company's Chief Financial Officer, the decision was made primarily on the basis of the assistance and performance of such officer in implementing corporate objectives within the scope of his area of responsibility, and took into account the increase in base salary granted to such Officer for fiscal 1999.

         3. Equity-based incentive compensation. In line with the Company's philosophy to motivate individuals as owners, the Company's current long-term incentive program consists of its stock option plan. The Board has utilized five and six year vesting periods with respect to the options granted to its executive officers, with a waiting period prior to commencement of vesting, to encourage them to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term shareholder value. The exercise price of options granted under the stock option plan is fixed at no less than 100% of the fair market value of the underlying stock on the date of grant with respect to incentive stock options, and no less than 85% of such fair market value with respect to non-incentive stock options. To date, all grants of stock options have provided for exercise prices of not less than 100% of the fair market value of the underlying stock on the date of grant. Accordingly, employees receive value from these grants only if the Common Stock appreciates over the long term.

Chief Executive Officer Compensation

         Mr. Steinberg's compensation for the fiscal year ended July 31, 1999 was determined by the Compensation Committee, based primarily on a subjective analysis of his experience, performance, level of responsibility and contribution to the Company. The Compensation Committee also took into account the fact that Mr. Steinberg's salary was not increased with respect to fiscal 1998, and that the Company did not pay him a bonus with respect to fiscal 1997 or fiscal 1998. Effective August 1, 1998, based upon the recommendation of the Compensation Committee, Mr. Steinberg's annual base salary was fixed at $650,000. No bonus was paid to Mr. Steinberg with respect to fiscal 1999. The Company continues to make available to Mr. Steinberg the car allowance and deferred compensation benefits that he has historically received. Mr. Steinberg also participates in other benefits that the Company makes generally available to its employees, such as medical and other insurance, and is eligible to participate under the Company's stock option plan. See "Executive Compensation."

Compliance with Internal Revenue Code Section 162(m)

         Section 162(m) of the Internal Revenue Code generally disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance-based. The Board and the Compensation Committee believe that maintaining the discretion to evaluate the performance of the Company's management is an important part of its responsibilities and benefits the Company's stockholders. The Board and the Compensation Committee intend to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made by them in the future, and do not currently anticipate that Section 162(m) will limit the deductibility of any compensation paid by the Company to its executive officers during 2000.


              The Board of Directors                 The Compensation Committee

           Barry R. Steinberg, Chairman                   Joel Rothlein
           Joel G. Stemple, Joel Rothlein                 Bert Rudofsky
        Bert Rudofsky, Michael E. Russell                 Julian Sandler
                  Julian Sandler

                             STOCK PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total shareholder returns for the Company's Common Stock, the NASDAQ Stock Market Index for U.S. companies, and groups consisting of the Company's peer corporations on a line-of-business basis, through July 31, 1999. The corporations making up the "old" peer group are Alphanet Solutions, Inc., CompuCom Systems, Inc., Elcom International, Inc., and Pomeroy Computer Resources, Inc. The corporations making up the "new" peer group are Allstar Systems, Inc. (effective July 8, 1997, the date its Common Stock commenced trading), and the members of the "old" peer group. The "old"peer group formerly included Vanstar Corp., which was acquired by Inacom Corp. on February 17, 1999. The results of the "old" peer group have been restated to eliminate Vanstar Corp. The graph assumes (i) the reinvestment of dividends, if any, and (ii) the investment of $100 on November 26, 1996 (the date the Company's Common Stock commenced trading) in the Company's Common Stock, the NASDAQ Stock Market Index and the Peer Group Index.

         Note: Management cautions that the stock price performance information shown in the graph above may not be indicative of current stock price levels or future stock price performance.

         The performance graph was plotted using the following data:
                                                               OLD        NEW
                                  MANCHESTER        NASDAQ     PEER       PEER
                              EQUIPMENT CO., INC.    INDEX     GROUP      GROUP
                              -------------------    -----     -----      -----
         November 26, 1996           $100           $100        $100      $100
         July 31, 1997               $ 42           $125        $ 89      $ 89
         July 31, 1998               $ 31           $147        $ 69      $ 69
         July 31, 1999               $ 26           $210        $ 48      $ 47

         The Report of the Board of Directors and the Compensation Committee on Executive Compensation and the Stock Performance Graph set forth above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee are Joel Rothlein, Esq., Bert Rudofsky and Julian Sandler. Mr. Rothlein is a partner of Kressel Rothlein & Roth, Esqs., which, with its predecessor firms, has acted as outside general counsel to the Company since the Company's inception. Kressel Rothlein & Roth, Esqs. was paid legal fees of approximately $213,000, $217,000, and $655,000 by the Company in the fiscal years ended July 31, 1999, 1998 and 1997, respectively. Fiscal 1997 fees to Kressel Rothlein & Roth, Esqs. included fees paid to special counsel of $286,000.In addition, during the years ended July 31, 1999, 1998 and 1997, the Company recorded revenue of approximately $597,000, $177,000 and $130,000, respectively, in connection with the sale of computer equipment to a company controlled by Mr. Sandler.

         The Company's Stock Option Plan is administered by the Board of Directors. Barry R. Steinberg is President and Chief Executive Officer and Joel
G. Stemple is Executive Vice President of the Company. In these capacities, as members of the Board, they could vote on executive compensation issues before the Board pertaining to the granting of stock options. Although the issue has not arisen to date, each of Messrs. Steinberg and Stemple has agreed to abstain from voting on the grant of stock options to himself or to the other of them and, effective July 15, 1998, the granting of stock options to either of Mr. Steinberg or Mr. Stemple will first have to be recommended to the Board by the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Until  August  1994,  the  Company  was  affiliated  with  Electrograph
Systems, Inc. ("Electrograph"),a specialized distributor of microcomputer peripherals throughout the United States. Barry R. Steinberg, the Company's President and Chief Executive Officer and its majority shareholder, served as Electrograph's Chairman of the Board and Chief Financial Officer, and had beneficial ownership (directly and through shares held by his spouse and certain trusts, of which his children are beneficiaries) of 35.5% of the outstanding shares of common stock of Electrograph. During the fiscal years ended July 31, 1993 and 1994, the Company paid approximately $322,000 and $385,000, respectively, to Electrograph for the purchase of products. In August 1994, Bitwise Designs, Inc. ("Bitwise"), a publicly-traded company engaged in the manufacture and distribution of document imaging systems, personal and industrial computers and related peripherals, acquired Electrograph through a stock-for-stock merger; Mr. Steinberg acquired beneficial ownership of less than 1% of the outstanding capital stock of Bitwise for the common stock of Electrograph in which he had a direct or indirect beneficial interest. Mr. Steinberg served as a director of, and provided consulting services to, Bitwise from August 1994 through September 17, 1996.

         On April 25, 1997, the Company, through a newly formed wholly-owned subsidiary, acquired from Electrograph substantially all of its assets and assumed certain of its liabilities. The purchase price and transaction costs aggregated approximately $2.6 million. The major categories of products presently distributed by Electrograph include display devices and graphical user interfaces.

         Three of the Company's four Hauppauge, New York facilities are leased from entities affiliated with certain of the Company's executive officers, directors or principal shareholders. The property located at 40 Marcus Boulevard, Hauppauge, New York is leased from a limited liability company owned 70% by Mr. Steinberg and his relatives, 20% by Joel G. Stemple, the Company's Executive Vice President and a principal shareholder, and 10% by Michael Bivona, a former officer and director of the Company. For the fiscal years ended July 31, 1999, 1998 and 1997, the Company made lease payments of $186,000, $179,000, and $174,000, respectively, to such entity. The Company's offices at 160 Oser Avenue, Hauppauge, New York are leased from a limited liability company owned 65% by Mr. Steinberg, 17.5% by Mr. Stemple and 17.5% by Mr. Bivona. For the fiscal years ended July 31, 1999, 1998 and 1997, the Company made lease payments of $271,000, $263,000 and $259,000, respectively, to such entity. The property located at 50 Marcus Boulevard, Hauppauge, New York is leased from Mr. Steinberg doing business in the name of Marcus Realty. For the fiscal years ended July 31, 1999, 1998 and 1997, the Company made lease payments of $344,000, $340,000 and $329,000, respectively, to such entity.

         Joel Rothlein, Esq., a director of the Company, is a partner of Kressel Rothlein & Roth, Esqs., which, with its predecessor firms, has acted as outside general counsel to the Company since the Company's inception. Kressel Rothlein & Roth, Esqs. received fees of approximately $655,000 from the Company in the fiscal year ended July 31, 1997, which sum includes fees paid to special counsel ($286,000). During fiscal 1999 and 1998, $213,000 and $217,000 respectively was paid to such firm for legal fees.

         During the year ended July 31, 1999, 1998 and 1997, the Company recorded revenue of $597,000, $177,000 and $130,000, respectively, in connection with the sale of computer equipment to a company controlled by Julian Sandler, a director of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that officers, directors and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") file reports of their trading in the Company's equity securities with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by the Reporting Persons during the last fiscal year, the Company believes that the Reporting Persons timely complied with all applicable Section 16 filing requirements.

              RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

         Subject to ratification by the shareholders, the Board of Directors has reappointed KPMG LLP as independent auditors for the year ending July 31, 2000.

         The Board of Directors recommends that shareholders vote FOR the reappointment of KPMG LLP as independent auditors for the year ending July 31, 2000 (Proposal No. 2 on the Proxy Card).

         The ratification of the reappointment of KPMG LLP will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote.

         Representatives of KPMG LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

         Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.


                              SHAREHOLDER PROPOSALS

         Any shareholder proposal to be considered for inclusion in the Company's proxy soliciting material for the next Annual Meeting of Shareholders must be received by the Company at its principal office by August 12, 2000, and must otherwise be in compliance with applicable laws and regulations.

              THE MANCHESTER EQUIPMENT CO., INC. BOARD OF DIRECTORS

Dated: December 7, 1999

PROXY

                         MANCHESTER EQUIPMENT CO., INC.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints BARRY R. STEINBERG and JOEL G. STEMPLE, and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of Manchester Equipment Co., Inc. on January 19, 2000, and any adjournments and postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

     PLEASE COMPLETE, DATE AND SIGN ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

(reverse side of proxy)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                        MANCHESTER EQUIPMENT CO., INC.

                                JANUARY 19, 2000



                Please Detach and Mail in the Envelope Provided

[x] Please mark your votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS (1) AND (2) LISTED BELOW, TO COME BEFORE THE ANNUAL MEETING.

                       FOR      WITHHELD
(1) Election of six   [  ]       [  ]    Nominees: Barry R. Steinberg
    (6) Directors to                                Joel G. Stemple
    serve until the                                 Joel Rothlein
    2001 Annual Meeting of Shareholders.            Bert Rudofsky
                                                    Michael E. Russell
 For, except withheld from the                      Julian Sandler
 following nominees:

-------------------------------------

                                                        FOR    AGAINST   ABSTAIN
(2) To ratify the reappointment of KPMG LLP
    as  independent  auditors of the Company            [ ]      [ ]      [ ]
    for the year ending July 31, 2000.

(3) Upon any and all business that may come before the annual meeting

     This proxy, which is solicited on behalf of the board of directors, will be voted FOR the matters described in paragraphs (1) and (2) unless the shareholder specifies otherwise, in which case it will be voted as specified.


SIGNATURE(S)                                   DATE:
            -----------------------------------     ----------------------------
NOTE: Executors, Administrators, Trustees, Etc. should give full title.